Exhibit 99.2

CONSOLIDATED BALANCE SHEETS

Yellow Corporation and Subsidiaries

(Amounts in thousands except per share data)

(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$49,811	$28,714
Accounts receivable, net	334,360	327,913
Prepaid expenses and other	31,765	68,726

Total current assets	415,936	425,353

PROPERTY AND EQUIPMENT:
Cost	1,698,586	1,679,096
Less - Accumulated depreciation	1,127,405	1,114,120

Net property and equipment	571,181	564,976

Goodwill and other assets	53,564	52,656

Total assets	$1,040,681	$1,042,985

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$71,283	$114,989
Wages, vacations, and employees’ benefits	166,369	159,998
Other current and accrued liabilities	113,572	101,111
Asset backed securitization (ABS) borrowings	50,000	50,000
Current maturities of long-term debt	40,259	24,261

Total current liabilities	441,483	450,359

OTHER LIABILITIES:
Long-term debt, less current portion	33,983	50,024
Deferred income taxes, net	27,089	25,657
Claims and other liabilities	153,260	156,987

Total other liabilities	214,332	232,668

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value per share	31,910	31,825
Capital surplus	82,104	80,610
Retained earnings	349,460	325,474
Accumulated other comprehensive loss	(33,575)	(35,596)
Unamortized restricted stock awards	(810)	(1,053)
Treasury stock, at cost (2,359 and 2,244 shares)	(44,223)	(41,302)

Total shareholders’ equity	384,866	359,958

Total liabilities and shareholders’ equity	$1,040,681	$1,042,985

The accompanying notes are an integral part of these statements.

STATEMENTS OF CONSOLIDATED OPERATIONS

Yellow Corporation and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Six Months
	2003	2002	2003	2002
OPERATING REVENUE	$713,453	$646,061	$1,394,546	$1,224,863

OPERATING EXPENSES:
Salaries, wages and benefits	458,036	429,782	896,784	820,021
Operating expenses and supplies	103,908	92,753	213,851	173,821
Operating taxes and licenses	19,492	18,722	39,259	37,101
Claims and insurance	10,730	16,642	23,454	30,222
Depreciation and amortization	20,818	19,482	41,086	38,411
Purchased transportation	68,106	61,471	135,979	114,717
Losses on property disposals, net	30	438	41	906
Spin-off and reorganization charges	—	561	—	797

Total operating expenses	681,120	639,851	1,350,454	1,215,996

OPERATING INCOME	32,333	6,210	44,092	8,867

NONOPERATING (INCOME) EXPENSES:
Interest expense	2,625	1,437	5,271	3,747
ABS facility charges	—	715	—	1,469
Other	(343)	(44)	(436)	(202)

Nonoperating expenses, net	2,282	2,108	4,835	5,014

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	30,051	4,102	39,257	3,853

INCOME TAX PROVISION	11,691	1,474	15,271	1,372

INCOME FROM CONTINUING OPERATIONS	18,360	2,628	23,986	2,481
Income (loss) from discontinued operations, net	—	3,592	—	(69,297)

NET INCOME (LOSS)	$18,360	$6,220	$23,986	$(66,816)

AVERAGE SHARES OUTSTANDING-BASIC	29,586	28,404	29,585	26,687

AVERAGE SHARES OUTSTANDING-DILUTED	29,834	28,810	29,826	27,053

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.62	$0.09	$0.81	$0.09
Income (loss) from discontinued operations	—	0.13	—	(2.59)

Net income (loss)	$0.62	$0.22	$0.81	$(2.50)

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.62	$0.09	$0.80	$0.09
Income (loss) from discontinued operations	—	0.13	—	(2.56)

Net income (loss)	$0.62	$0.22	$0.80	$(2.47)

The accompanying notes are an integral part of these statements.

STATEMENTS OF CONSOLIDATED CASH FLOWS

Yellow Corporation and Subsidiaries

For the Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

	2003	2002
OPERATING ACTIVITIES:
Net income (loss)	$23,986	$(66,816)
Noncash items included in net income (loss):
Depreciation and amortization	41,086	38,411
Loss from discontinued operations	—	69,297
Losses on property disposals, net	41	906
Changes in assets and liabilities, net:
Accounts receivable	(6,447)	(49,858)
Accounts receivable securitizations	—	(22,000)
Accounts payable	(43,706)	(21,641)
Other working capital items	55,861	67,522
Claims and other	(2,653)	20,056
Other	1,603	2,760
Net change in operating activities of discontinued operations	—	19,081

Net cash from operating activities	69,771	57,718

INVESTING ACTIVITIES:
Acquisition of property and equipment	(48,038)	(39,398)
Proceeds from disposal of property and equipment	1,204	1,528
Net capital expenditures of discontinued operations	—	(9,229)

Net cash used in investing activities	(46,834)	(47,099)

FINANCING ACTIVITIES:
Decrease in long-term debt	(43)	(113,011)
ABS borrowings, net	—	—
Proceeds from issuance of common stock	—	93,792
Treasury stock purchases	(2,921)	—
Proceeds from stock options	1,124	6,189

Net cash used in financing activities	(1,840)	(13,030)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,097	(2,411)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,714	19,214

CASH AND CASH EQUIVALENTS, END OF PERIOD	$49,811	$16,803

SUPPLEMENTAL CASH FLOW INFORMATION:

Income taxes paid (refunds), net	$4,170	$(5,055)

Interest paid	$4,491	$7,499

The accompanying notes are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Yellow Corporation and Subsidiaries

(unaudited)

1.	The accompanying consolidated financial statements include the accounts of Yellow Corporation and its wholly owned subsidiaries (also referred to as “Yellow,” “we” or “our”). We have prepared the consolidated financial statements, without audit by independent public accountants, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). In management’s opinion, all normal recurring adjustments necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods included herein have been made. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these statements pursuant to SEC rules and regulations. Accordingly, the accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002.

2.	Yellow Corporation is a holding company that through wholly owned operating subsidiaries offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. Yellow Transportation, Inc. (Yellow Transportation) offers a full range of regional, national and international services for the movement of industrial, commercial and retail goods. Meridian IQ, LLC (Meridian IQ) is a non-asset global transportation management company that plans, coordinates and manages the movement of goods worldwide to provide customers a single source for transportation management solutions. Yellow Technologies, Inc. provides innovative technology solutions and services exclusively for Yellow Corporation companies.

On July 8, 2003, Yellow and Roadway Corporation (Roadway) announced a definitive agreement under which we will acquire Roadway for approximately $966 million in cash and Yellow common stock on approximately a 50/50 basis. We will also assume an expected $140 million in net Roadway indebtedness, bringing the enterprise value of the acquisition to approximately $1.1 billion. Upon completion of the transaction, Roadway will be an operating subsidiary under the holding company, which will be renamed Yellow-Roadway Corporation. Please refer to our Current Report on Form 8-K/A dated July 8, 2003 for a more detailed description of the transaction.

On September 30, 2002, Yellow completed the 100 percent distribution (the spin-off) of all of its shares of SCS Transportation, Inc. (SCST) to Yellow shareholders. Shares were distributed on the basis of one share of SCST common stock for every two shares of Yellow common stock. As a result of the spin-off, our financial statements were reclassified to reflect SCST as discontinued operations for the periods prior to the spin-off.

Summarized results of operations relating to SCST (as reported in discontinued operations) for the three and six months ended June 30, 2002 were as follows (amounts in thousands, except per share data):

	Three Months	Six Months
Operating revenue	$196,488	$380,026
Operating expenses	189,162	367,253

Operating income	7,326	12,773
Nonoperating expenses, net	1,522	3,100

Income before income taxes	5,804	9,673
Income tax provision	2,212	3,795
Income from continuing operations	3,592	5,878
Cumulative effect of change in accounting for goodwill	—	(75,175)

Income (loss) from discontinued operations, net	$3,592	$(69,297)

Discontinued operations basic earnings (loss) per share:
Income from continuing operations	$0.13	$0.22
Cumulative effect of change in accounting for goodwill	—	(2.81)

Income (loss) from discontinued operations	$0.13	$(2.59)

Discontinued operations diluted earnings (loss) per share:
Income from continuing operations	$0.13	$0.22
Cumulative effect of change in accounting for goodwill	—	(2.78)

Income (loss) from discontinued operations	$0.13	$(2.56)

Management fees and other corporate services previously allocated to SCST were not charged to discontinued operations, as we continue to incur the expenses. We allocated interest expense to discontinued operations based on the overall effective borrowing rate of Yellow applied to the debt reduction that we realized from the spin-off. Interest expense included in discontinued operations was $1.4 million and $3.0 million for the three months and six months ended June 30, 2002, respectively.

3.	Yellow reports financial and descriptive information about its reportable operating segments on a basis consistent with that used internally for evaluating segment operating performance and allocating resources to segments. We manage the segments separately because each requires different operating strategies. We evaluate performance primarily on operating income and return on capital.

Yellow has two reportable segments, which are strategic business units that offer complementary transportation services to its customers. Yellow Transportation is a unionized carrier that provides comprehensive regional, national and international transportation services. Meridian IQ provides domestic and international freight forwarding, multi-modal brokerage and transportation management services.

The accounting policies of the segments are the same as those described in the Summary of Accounting Policies in our Annual Report on Form 10-K for the year ended December 31, 2002. We charge management fees and other corporate services to segments primarily based on direct benefit received or allocated based on revenue. Corporate operating losses represent operating expenses of the holding company, including salaries, wages and benefits, along with incentive compensation and professional services. In 2003, Corporate operating losses also included $4.0 million for an industry conference Yellow hosted. Corporate identifiable assets primarily include cash and cash equivalents, in addition to pension intangible assets. Intersegment revenue consists of transportation services provided by Yellow Transportation to Meridian IQ and charges to Yellow Transportation for use of various Meridian IQ service names.

The following table summarizes our operations by business segment (in thousands):

	Yellow Transportation	Meridian IQ	Corporate/ Eliminations	Consolidated
As of June 30, 2003 Identifiable assets	$918,602	$64,874	$57,205	$1,040,681

As of December 31, 2002 Identifiable assets	940,252	64,617	38,116	1,042,985

Three months ended June 30, 2003
External revenue	690,817	22,636	—	713,453
Intersegment revenue	632	549	(1,181)	—
Operating income (loss)	36,361	64	(4,092)	32,333

Three months ended June 30, 2002
External revenue	627,668	18,393	—	646,061
Intersegment revenue	547	549	(1,096)	—
Operating income (loss)	10,525	(454)	(3,861)	6,210

Six months ended June 30, 2003
External revenue	1,350,376	44,170	—	1,394,546
Intersegment revenue	1,198	1,098	(2,296)	—
Operating income (loss)	55,861	(829)	(10,940)	44,092

Six months ended June 30, 2002
External revenue	1,191,617	33,246	—	1,224,863
Intersegment revenue	1,241	1,098	(2,339)	—
Operating income (loss)	17,187	(1,969)	(6,351)	8,867

4.	Yellow has various stock-based employee compensation plans, which are described more fully in our Annual Report on Form 10-K for the year ended December 31, 2002. Yellow accounts for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” We do not reflect compensation cost in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

We estimated the pro forma calculations in the table below using the Black-Scholes option pricing model with the following weighted average assumptions for the three and six months ended June 30:

	Three Months		Six Months
	2003	2002	2003	2002
Dividend yield	—%	n/a	—%	—%
Expected volatility	46.8%	n/a	46.9%	35.7%
Risk-free interest rate	2.2%	n/a	2.1%	3.8%
Expected option life (years)	3	n/a	3	3
Fair value per option	$8.91	n/a	$8.90	$5.59
Actual options granted	40,700	0	54,700	14,000

The following table illustrates the effect on income from continuing operations, net income and earnings per share if Yellow had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, for the three and six months ended June 30:

	Three Months		Six Months
(In thousands except per share data)	2003	2002	2003	2002
Net income (loss), as reported	$18,360	$6,220	$23,986	$(66,816)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	552	345	1,101	705

Pro forma net income (loss)	$17,808	$5,875	$22,885	$(67,521)

Basic earnings (loss) per share:
Income from continuing operations – as reported	$0.62	$0.09	$0.81	$0.09
Income from continuing operations – pro forma	0.60	0.08	0.77	0.06
Net income (loss) – as reported	0.62	0.22	0.81	(2.50)
Net income (loss) – pro forma	0.60	0.21	0.77	(2.53)

Diluted earnings (loss) per share:
Income from continuing operations – as reported	$0.62	$0.09	$0.80	$0.09
Income from continuing operations – pro forma	0.60	0.08	0.76	0.06
Net income (loss) – as reported	0.62	0.22	0.80	(2.47)
Net income (loss) – pro forma	0.60	0.21	0.76	(2.50)

5.	Our comprehensive income includes net income, changes in the fair value of an interest rate swap and foreign currency translation adjustments. Comprehensive income for the three months ended June 30, 2003 and 2002 was $19.5 million and $6.4 million, respectively, while comprehensive income (loss) for the six months ended June 30, 2003 and 2002 was $26.0 million and $(65.2) million, respectively.

6.	As of June 30, 2003, the carrying amount of goodwill was $20.5 million and the gross amount of identifiable intangible assets was $8.3 million. Accumulated amortization of intangibles totaled $1.0 million. Refer to our Annual Report on Form 10-K for the year ended December 31, 2002 for a description of our goodwill and intangibles policies.

7.	Yellow incurs rental expenses under noncancelable lease agreements for certain buildings and operating equipment. Rental expense is charged to operating expenses and supplies on the Statements of Consolidated Operations. The following table represents the actual rental expense, as reflected in operating income, incurred for the three and six months ended June 30 (in thousands):

	Three Months		Six Months
	2003	2002	2003	2002
Rental expense	$9,578	$8,472	$19,173	$16,956

8.	Under current legislation regarding multi-employer pension plans, a termination, withdrawal or partial withdrawal from any multi-employer plan that is in an under-funded status would render Yellow liable for a proportionate share of such multi-employer plans’ unfunded vested liabilities. This potential unfunded pension liability also applies to our unionized competitors who contribute to multi-employer plans. Based on the limited information available from plan administrators, which we cannot independently validate, we believe that our portion of the contingent liability in the case of a full withdrawal or termination would be material to our financial position and results of operations. Yellow Transportation has no current intention of taking any action that would subject Yellow to obligations under the legislation.

Yellow Transportation has collective bargaining agreements with its unions that stipulate the amount of contributions it makes to multi-employer pension plans. The Internal Revenue Code and Internal Revenue Service regulations also establish minimum funding requirements for multi-employer pension plans and provide provisions to address the plans’ funding if it fails to meet those requirements.

9.	In August 2003, Yellow Corporation issued 5.0 percent Contingent Convertible Senior Notes (the notes) due 2023 pursuant to Rule 144A under the Securities Act of 1933, as amended. In connection with the notes, the following 100 percent owned subsidiaries of Yellow Corporation issued guarantees in favor of the holders of the notes: Yellow Transportation, Inc., Mission Supply Company, Yellow Redevelopment Corporation, Yellow Relocation Services, Yellow Technologies, Inc., Yellow Dot Com Subsidiary, Inc., MegaSys, Inc., Meridian IQ, LLC, Yellow GPS, LLC, and Globe.com Lines, Inc. Each of the guarantees is full and unconditional and joint and several.

The summarized consolidating financial statements are presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantors and issuer because management does not believe that such separate financial statements and related disclosures would be material to investors. There are currently no significant restrictions on the ability of Yellow Corporation or any guarantor to obtain funds from its subsidiaries by dividend or loan.

The following represents summarized condensed consolidating financial information as of June 30, 2003 and December 31, 2002 with respect to the financial position, and for the six months ended June 30, 2003 and 2002 for results of operations and for cash flows of Yellow Corporation and its subsidiaries. The Parent column presents the financial information of Yellow Corporation that is the primary obligor of the notes. The Guarantor Subsidiaries column presents the financial information of all guarantors excluding that of Yellow Corporation which is separately presented. The Non-guarantor Subsidiaries column presents the financial information of all non-guarantor subsidiaries, including those that are governed by foreign laws.

Condensed Consolidating Balance Sheets

June 30, 2003

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
Cash and cash equivalents	$44,539	$1,464	$3,808	$—	$49,811
Intercompany advances receivable	146,016	34,020	—	(180,036)	—
Accounts receivable, net	2,764	31,950	299,646	—	334,360
Prepaid expenses and other	514	31,162	89	—	31,765

Total current assets	193,833	98,596	303,543	(180,036)	415,936

Property and equipment at cost	296	1,689,861	8,429	—	1,698,586
Less - accumulated depreciation	218	1,122,505	4,682	—	1,127,405

Net property and equipment	78	567,356	3,747	—	571,181
Investment in subsidiary	231,326	—	—	(231,326)	—
Goodwill and other assets	3,612	45,199	4,753	—	53,564

Total assets	$428,849	$711,151	$312,043	$(411,362)	$1,040,681

Intercompany advances payable	$—	$—	$180,036	$(180,036)	$—
Accounts payable	943	70,034	306	—	71,283
Wages, vacations, and employees’ benefits	2,600	163,598	171	—	166,369
Other current and accrued liabilities	1,724	111,643	330	(125)	113,572
ABS borrowings	—	—	50,000	—	50,000
Current maturities of long-term debt	35,250	5,009	—	—	40,259

Total current liabilities	40,517	350,284	230,843	(180,161)	441,483

Intercompany debt	(20,293)	20,293	—	—	—
Long-term debt, less current portion	20,000	13,983	—	—	33,983
Deferred income taxes, net	(16,939)	43,663	365	—	27,089
Claims and other liabilities	12,620	140,585	55	—	153,260
Shareholders’ equity	392,944	142,343	80,780	(231,201)	384,866

Total liabilities and shareholders’ equity	$428,849	$711,151	$312,043	$(411,362)	$1,040,681

Condensed Consolidating Balance Sheets

December 31, 2002

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
Cash and cash equivalents	$21,898	$2,470	$4,346	$—	$28,714
Intercompany advances receivable	141,057	46,291	—	(187,348)	—
Accounts receivable, net	3,211	29,017	295,685	—	327,913
Prepaid expenses and other	3,518	65,148	60	—	68,726

Total current assets	169,684	142,926	300,091	(187,348)	425,353

Property and equipment at cost	289	1,671,327	7,480	—	1,679,096
Less - accumulated depreciation	213	1,109,710	4,197	—	1,114,120

Net property and equipment at cost	76	561,617	3,283	—	564,976
Investment in subsidiary	263,577	—	—	(263,577)	—
Goodwill and other assets	3,729	44,756	4,171	—	52,656

Total assets	$437,066	$749,299	$307,545	$(450,925)	$1,042,985

Intercompany advances payable	$—	$—	$187,348	$(187,348)	$—
Accounts payable	1,412	113,251	326	—	114,989
Wages, vacations, and employees’ benefits	2,389	157,230	379	—	159,998
Other current and accrued liabilities	(1,098)	101,287	922	—	101,111
ABS borrowings	—	—	50,000	—	50,000
Current maturities of long-term debt	19,250	5,011	—	—	24,261

Total current liabilities	21,953	376,779	238,975	(187,348)	450,359

Intercompany debt	(20,658)	20,658	—	—	—
Long-term debt, less current portion	36,000	14,024	—	—	50,024
Deferred income taxes, net	(17,319)	43,381	(405)	—	25,657
Claims and other liabilities	15,782	141,495	(290)	—	156,987
Shareholders’ equity	401,308	152,962	69,265	(263,577)	359,958

Total liabilities and shareholders’ equity	$437,066	$749,299	$307,545	$(450,925)	$1,042,985

Condensed Consolidating Statements of Operations

For the six months ended June 30, 2003

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
Operating revenue	$6,927	$1,381,475	$13,071	$(6,927)	$1,394,546

Operating expenses:
Salaries, wages and benefits	6,183	886,287	4,314	—	896,784
Operating expenses and supplies	10,212	196,603	13,938	(6,902)	213,851
Operating taxes and licenses	93	38,873	293	—	39,259
Claims and insurance	211	23,107	136	—	23,454
Depreciation and amortization	19	40,924	143	—	41,086
Purchased transportation	—	131,066	4,913	—	135,979
Losses on property disposals, net	27	13	1	—	41
Spin-off and reorganization charges	—	—	—	—	—

Total operating expenses	16,745	1,316,873	23,738	(6,902)	1,350,454

Operating income (loss)	(9,818)	64,602	(10,667)	(25)	44,092

Nonoperating (income) expenses:
Interest expense	4,071	1,965	2,852	(3,617)	5,271
ABS facility charges	—	—	—	—	—
Other, net	(1,680)	27,024	(29,372)	3,592	(436)

Nonoperating (income) expenses, net	2,391	28,989	(26,520)	(25)	4,835

Income (loss) before income taxes	(12,209)	35,613	15,853	—	39,257

Income tax provision (benefit)	(4,251)	13,957	5,690	(125)	15,271

Net income (loss)	$(7,958)	$21,656	$10,163	$125	$23,986

Condensed Consolidating Statements of Operations

For the six months ended June 30, 2002

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
Operating revenue	$26,200	$1,212,303	$12,560	$(26,200)	$1,224,863

Operating expenses:
Salaries, wages and benefits	5,280	811,102	3,639	—	820,021
Operating expenses and supplies	5,380	162,448	14,318	(8,325)	173,821
Operating taxes and licenses	148	36,672	281	—	37,101
Claims and insurance	1,044	29,168	10	—	30,222
Depreciation and amortization	20	38,261	130	—	38,411
Purchased transportation	—	110,204	4,513	—	114,717
(Gains) losses on property disposals, net	—	1,053	(147)	—	906
Spin-off and reorganization charges	578	219	—	—	797

Total operating expenses	12,450	1,189,127	22,744	(8,325)	1,215,996

Operating income (loss)	13,750	23,176	(10,184)	(17,875)	8,867

Nonoperating (income) expenses:
Interest expense	4,815	2,033	543	(3,644)	3,747
ABS facility charges	—	—	1,469	—	1,469
Other, net	(2,922)	40,547	(23,596)	(14,231)	(202)

Nonoperating (income) expenses, net	1,893	42,580	(21,584)	(17,875)	5,014

Income (loss) from continuing operations before income taxes	11,857	(19,404)	11,400	—	3,853

Income tax provision (benefit)	4,260	(6,592)	4,587	(883)	1,372

Income (loss) from continuing operations	7,597	(12,812)	6,813	883	2,481

Loss from discontinued operations, net	—	—	(69,297)	—	(69,297)

Net income (loss)	$7,597	$(12,812)	$(62,484)	$883	$(66,816)

Condensed Consolidating Statements of Cash Flows

For the six months ended June 30, 2003

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
Operating Activities:
Net cash from (used in) operating activities	$(3,198)	$66,113	$6,856	$—	$69,771

Investing activities:
Acquisition of property and equipment	(22)	(47,909)	(107)	—	(48,038)
Proceeds from disposal of property and equipment	1	1,203	—	—	1,204

Net cash used in investing activities	(21)	(46,706)	(107)	—	(46,834)

Financing activities:
Decrease in long-term debt	—	(43)	—	—	(43)
ABS borrowings, net	—	—	—	—	—
Proceeds from stock options	1,124	—	—	—	1,124
Treasury stock purchases	(2,921)	—	—	—	(2,921)
Intercompany advances/repayments	27,657	(20,370)	(7,287)	—	—

Net cash provided by (used in) financing activities	25,860	(20,413)	(7,287)	—	(1,840)

Net increase (decrease) in cash and cash equivalents	22,641	(1,006)	(538)	—	21,097
Cash and cash equivalents, beginning of period	21,898	2,470	4,346	—	28,714

Cash and cash equivalents, end of period	$44,539	$1,464	$3,808	$—	$49,811

Condensed Consolidating Statements of Cash Flows

For the six months ended June 30, 2002

(in thousands)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
Operating Activities:
Net cash from (used in) operating activities	$3,939	$73,216	$(14,987)	$(4,450)	$57,718

Investing activities:
Acquisition of property and equipment	(55)	(39,258)	(85)	—	(39,398)
Proceeds from disposal of property and equipment	—	1,308	220	—	1,528
Net capital expenditures of discontinued operations	—	—	(9,229)	—	(9,229)

Net cash used in investing activities	(55)	(37,950)	(9,094)	—	(47,099)

Financing activities:
Decrease in long-term debt	(107,000)	—	(6,011)	—	(113,011)
ABS borrowings, net	—	—	—	—	—
Proceeds from stock options	6,189	—	—	—	6,189
Proceeds from issuance of common stock	93,792	—	—	—	93,792
Intercompany advances/repayments	1,103	(34,214)	28,661	4,450	—

Net cash provided by (used in) financing activities	(5,916)	(34,214)	22,650	4,450	(13,030)

Net increase (decrease) in cash and cash equivalents	(2,032)	1,052	(1,431)	—	(2,411)
Cash and cash equivalents, beginning of period	11,154	1,944	6,116	—	19,214

Cash and cash equivalents, end of period	$9,122	$2,996	$4,685	$—	$16,803